UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

July 20, 2019
Date of Report (date of earliest event reported)

COPART INC
(Exact name of registrant as specified in its charter)

Delaware		000-23255		94-2867490
(State or other jurisdiction of incorporation or organization)		(Commission File Number)		(I.R.S. Employer Identification No.)

14185 Dallas Parkway	Suite 300	Dallas	Texas	75254
				(Zip Code)
(972) 391-5000
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	CPRT	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

INFORMATION INCLUDED IN THIS REPORT
Section 5 — Corporate Governance & Management
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Directors
On July 20, 2019, the Board of Directors (the “Board”) of Copart, Inc. (the “Company”) increased the size of the Board from seven members to nine members, and unanimously elected Diane M. Morefield and Stephen Fisher to fill the vacancies created thereby, effective immediately, to serve until the next annual meeting of the Company’s stockholders, or until their respective successors are elected and qualified or their respective earlier resignation or removal.
Neither Ms. Morefield nor Mr. Fisher have been named to serve on any committee of the Board at this time.
There was no understanding or arrangement between Ms. Morefield, on the one hand, or Mr. Fisher, on the other hand, with any other person pursuant to which either Ms. Morefield or Mr. Fisher were appointed.
Ms. Morefield, age 61, serves as the Executive Vice President and Chief Financial Officer of CyrusOne, Inc. (Nasdaq: CONE), a REIT that specializes in owning, operating and developing enterprise-class data center properties.  Mr. Fisher, age 54, recently retired as the Senior Vice President, Chief Technology Officer of eBay, Inc., an e-commerce company that specializes in business-to-consumer and consumer-to-consumer sales over its web site. Mr. Fisher also serves as a director of Vonage Holdings, Inc. (NYSE: VG), a business cloud communications provider.
Both Ms. Morefield and Mr. Fisher have executed the Company's standard form of indemnification agreement, a copy of which has been filed as Exhibit 10.17 to the Company’s Annual Report on Form 10-K (File No. (File No. 000-23255) filed with the Securities and Exchange Commission on October 1, 2012 and is incorporated herein in its entirety by reference. In addition, each of Ms. Morefield and Mr. Fisher will receive compensation in accordance with the Company’s standard arrangements for non-employee directors as disclosed herein, as such arrangements may be amended from time to time.
Neither Ms. Morefield nor Mr. Fisher is a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Cash and Equity Director Compensation Program for our Executive Chairman and Non-Employee Directors
As disclosed in the section entitled “Proposed Cash and Equity Director Compensation Program for our Executive Chairman and Non-Employee Directors” that begins on page 25 of the Company’s proxy statement that was filed with the Securities and Exchange Commission on November 16, 2018 (the “Proxy Statement”), and which was approved by the Company's stockholders at the annual meeting of stockholders held on December 17, 2018, our Executive Chairman and each non-employee director receives an annual director’s fee of $70,000, payable in quarterly installments.  Steven D. Cohan, who serves as chairman of the Company’s audit committee, receives an additional annual fee of $10,000, payable in quarterly installments.
In addition, as disclosed in the Proxy Statement, our Executive Chairman and each continuing non-employee director is eligible to receive an annual option grant of 25,000 shares under the Company’s Amended and Restated 2007 Equity Incentive Plan, on the date of the annual meeting of stockholders each year.  Newly appointed non-employee directors are awarded an initial grant of 25,000 shares on the date of appointment and are not eligible for an additional grant until the fiscal year following their appointment.  Each annual option grant and each initial grant is subject to the following vesting schedule: the shares subject to each option vest monthly over twelve (12) months from the date of grant, such that the options will be fully vested one year from the date of grant.  Vesting of the options may accelerate if any successor corporation does not assume the options in the event of a change in control.
The non-employee directors are eligible for reimbursement of reasonable and necessary expenses incurred in connection with their attendance at board and committee meetings.
As disclosed in the section entitled “Appointment of New Directors” above and in connection with their appointments to the Board, both Ms. Morefield and Mr. Fisher, as non-employee directors, will receive compensation in accordance with the terms and conditions set forth in this section, as may be amended from time to time.

On July 23, 2019, the Company issued a press release announcing Ms. Morefield’s and Mr. Fisher’s appointment as directors. The press release is attached hereto as Exhibit 99.1 and incorporated herein in its entirety by reference.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
The following exhibit is furnished herewith:

Exhibit Number	Description
99.1	Press release, dated July 23, 2019, of Copart, Inc. announcing the addition of Diane M. Morefield and Stephen Fisher to the Copart, Inc. Board of Directors.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: July 25, 2019                 COPART, INC.

By:	/s/ Gregory R. DePasquale
Gregory R. DePasquale
Senior Vice President, General Counsel & Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press release, dated July 23, 2019, of Copart, Inc. announcing the addition of Diane M. Morefield and Stephen Fisher to the Copart, Inc. Board of Directors.